EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PARLUX RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF FORM 10-Q; COMPANY TO PRESENT ITS VIEWS TO THE LISTING QUALIFICATIONS PANEL

FORT LAUDERDALE, FLORIDA, February 21, 2007. Parlux Fragrances, Inc. (NASDAQ: PARL) announced today that, as it expected, due to the delay in filing its Quarterly Report on Form 10-Q for the period ended December 31, 2006 (the “December Report”), the Company received a letter from The Nasdaq Stock Market indicating that this matter will serve as an additional basis for a decision regarding delisting the Company’s securities from the Nasdaq Global Select Market. Pursuant to Nasdaq Marketplace Rule 4804(c), the Company will present its views with regards to this additional deficiency to the Nasdaq Listing Qualifications Panel. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all reports with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934, as amended.

The filing of the Company’s September 30, 2006 Quarterly Report on Form 10-Q (the “September Report”) continues to be delayed. On November 8, 2006, a Consolidated Amended Class Action Complaint (the “Amended Complaint”) was filed, consolidating five Class Action Complaints previously filed during August and September 2006 (the “Class Actions”). The Class Actions alleged the Company made knowingly false statements about its revenues and profitability beginning on February 8, 2006. It also contains allegations regarding the sale of Company shares by certain former Company directors while allegedly in possession of material non-public information. The Amended Complaint included the allegations in the Class Actions, as well as new allegations that the Company improperly recognized revenue on sales to related parties during the three months ended September 30, 2005 and failed to comply with certain SEC disclosure rules surrounding “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. As a result of the new allegations in the Amended Complaint, and at the request of the Company’s independent registered public accountants, the Company’s Audit Committee, in late November 2006, engaged experienced Special Audit Committee Counsel, who then simultaneously engaged experienced independent forensic accountants, to investigate the allegations. Their investigation is in progress. The Company anticipates filing its September Report as soon as practicable after completion of this investigation and the ensuing completion of the review by the Company’s independent registered public accountants. Preparation of the December Report, concerning which this press release pertains, is in process and will be filed shortly thereafter.

On February 14, 2007, the United States District Court for the Southern District of Florida entered an order granting the motion of the defendants, including the Company, to dismiss the Amended Complaint. The motion had argued that the Amended Complaint failed to meet the pleading requirements applicable to a case of this nature. The dismissal was without prejudice to the filing of an Amended Complaint by March 8, 2007.

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to introduce new products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:  Parlux Fragrances, Inc. (954)316-9008

CONTACT:  Frank A. Buttacavoli, Executive Vice President & COO/CFO Ext. 8117

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